                                                         EXHIBIT NO. EX-99.h.2.f

                      DFA INVESTMENT DIMENSIONS GROUP INC.

            FORM OF ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER SIX

     THIS ADDENDUM is made as of the ___ day of ___________, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                                   WITNESSETH:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

     WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as the Tax-Managed U.S. Marketwide Portfolio, which is listed on Schedule B, attached hereto; and

     WHEREAS, PFPC presently provides such services to those portfolios of the Fund designated as LD U.S. Large Company Portfolio and HD U.S. Large Company Portfolio, which portfolios shall be renamed LD U.S. Marketwide Portfolio and HD U.S. Marketwide Portfolio, respectively, and which are listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated August 1, 2001," which is attached hereto, shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.   The effective date of this Addendum shall be August 1, 2001.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By: ________________________________
                                                Catherine L. Newell
                                                Vice President and Secretary

                                            PFPC INC.

                                            By: ________________________________
                                                Joseph Gramlich
                                                Senior Vice President

                                                            AMENDED AND RESTATED
                                                                  AUGUST 1, 2001

                                   SCHEDULE B

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                            U.S. SMALL CAP PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                         U.S. SMALL CAP VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                            U.S. MICRO CAP PORTFOLIO
                          U.S. SMALL XM VALUE PORTFOLIO
               AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE-YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                   DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                        LARGE CAP INTERNATIONAL PORTFOLIO
                   DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                   TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                      TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                          LD U.S. MARKETWIDE PORTFOLIO
                          HD U.S. MARKETWIDE PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO
                      TAX-MANAGED U.S. MARKETWIDE PORTFOLIO